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                                                                     Exhibit 8.1

                                  September 18, 2001

BRE Properties, Inc.
44 Montgomery Street, 36th Floor
San Francisco, CA  94104

       Re:  BRE Properties, Inc.
            --------------------

Ladies and Gentlemen:

          We have acted as tax counsel to BRE Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (No. 333-68914) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on September 4, 2001, as amended by Amendment No. 1 on the date hereof (as so amended, the "Registration Statement"), relating to the proposed public offering of Securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement.

          You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the Company's election to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent, have relied upon, certain representations made by the Company and the subsidiaries of the Company as to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

          The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, assumptions and representations set forth in the documents and certificates referred to above. We have assumed that all such facts, assumptions and representations qualified by knowledge or belief will be complete and accurate as of the date of this opinion as though not so qualified.

          In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such
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September 18, 2001
Page 2

documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based upon the facts set forth in the Registration Statement and Officer's Certificate (disregarding any qualification as to knowledge or belief), it is our opinion that

               (a) commencing with the Company's taxable year ending December 31, 1997, (i) the Company has been organized in conformity with the requirements for qualification and taxation as a "REIT" under the Code, and
     (ii) its method of operation and its proposed method of operation has enabled it to meet and will enable it to continue to meet, respectively, the requirements for qualification and taxation as a "REIT" under the Code; and

               (b) the statements set forth in the Registration Statement under the caption "Federal Income Tax Considerations" to the extent such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate (disregarding any qualification as to knowledge or belief) may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

          This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose,
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September 18, 2001
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or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                            Very truly yours,

                            /s/ Latham & Watkins